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                              Matrix Bancorp, Inc.
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               (Name of Registrant as Specified In Its Charter)


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 Southwest Securities Group, Inc. and Matrix Bancorp, Inc. Announce Agreement

             SWS Plans to Acquire Matrix in an Exchange of Stock


      DALLAS, July 14, 2000 - Southwest Securities Group, Inc. (SWS-NYSE) and Matrix Bancorp, Inc. (MTXC-Nasdaq) today announced that they have signed an agreement in principle for SWS to acquire Matrix through an exchange of stock to be accounted for as a pooling of interests. Matrix Bancorp, Inc., a unitary thrift holding company based in Denver, Colo., provides a broad range of financial services through several subsidiaries operating in the Southwest.

      The agreement calls for Southwest Securities Group, Inc. to exchange
0.4715 shares of SWS common stock for each share of Matrix Bancorp, Inc. common stock. Management believes the acquisition, currently valued at approximately $110 million, will be accretive to earnings. The transaction is subject to due diligence, approval by the boards of directors and shareholders of both companies as well as regulatory authorities.

      "We are an earnings driven company," said David Glatstein, president and chief executive officer of Southwest Securities Group, Inc. "This merger is a super opportunity to add to and develop our earnings by capitalizing on synergies within the merged group."

      "We are excited at the prospect of joining forces with Southwest Securities Group," said Guy A. Gibson, president and chief executive officer, Matrix Bancorp, Inc. "We believe this combination will make a very strong financial services company."

      Mr. Glatstein said the merger would provide a broad range of opportunities to develop new business. For example, he envisions "packaging Matrix's mortgage loans into collateralized mortgage obligations for the benefit of our customers." The merger also broadens Southwest's customer base since Matrix Financial Services Corporation services mortgages for approximately 91,000 residential mortgage loans, and Sterling Trust Company administers approximately 36,500 accounts with assets over $2.5 billion. Mydiscountbroker.com and SWS' account executives could provide additional services to these customers.

      Matrix provides outsourced business services to charter schools through its ABS School Management Services subsidiary, and Southwest Securities is extensively involved in school finance through its Public Finance Department. Working together, Mr. Glatstein believes the two groups could help each other develop additional contacts, expertise and customers.

      "SWS and Matrix offer each other some extraordinary opportunities by virtue of the complementary nature of our services and customers," Mr. Glatstein said.

      Major Matrix Bancorp business units include:

      MATRIX CAPITAL BANK, a billion dollar thrift serving local communities in New Mexico, Arizona and Colorado with a broad range of personal and business depository and loan services;

      MATRIX FINANCIAL SERVICES CORPORATION, a Phoenix, Ariz. subsidiary conducting residential mortgage servicing and wholesale origination activities, including the origination of $443.4 million in residential mortgage loans in 1999;

      UNITED FINANCIAL, INC., a subsidiary providing national brokerage and consulting services to financial services companies in the mortgage banking industry;

      UNITED SPECIAL SERVICES, INC., a subsidiary providing nationwide real estate management and disposition services on foreclosed properties owned by financial services companies and financial institutions;

      STERLING TRUST COMPANY specializing in the administration of self-directed individual retirement accounts, qualified business retirement plans and custodial and directed trust accounts;

      MATRIX SETTLEMENT AND CLEARANCE SERVICES, L.L.C., a 50 percent owned joint venture providing automated clearance of mutual funds for banks, trust companies, third party administrators and registered investment advisors.

      ABS SCHOOL MANAGEMENT SERVICES, L.L.C. providing outsourced business services to alternative public schools called charter schools.

      Matrix  Bancorp,  Inc.   (www.matrixbancorp.com)  is  a  unitary  thrift
                                ---------------------
holding company headquartered in Denver, Colo. The company's stock is traded on the Nasdaq National Market under the symbol MTXC.

      Southwest Securities Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company's common stock is listed and traded on the New York Stock Exchange under the symbol SWS. Wholly owned subsidiaries of SWS include:

      SOUTHWEST SECURITIES,  INC.  (www.southwestsecurities.com)  - investment
                                    ---------------------------
banking, full-service brokerage and securities clearing services;

      MYDISCOUNTBROKER.COM  (www.mydiscountbroker.com)  -  discount  brokerage
                             ------------------------
and online investing services via the Internet;

      SWS   FINANCIAL   SERVICES,   INC.   (www.swsfinancial.com)   -  general
                                            --------------------
securities brokerage conducted through independent contractors;

      WESTWOOD  MANAGEMENT  CORPORATION  (www.westwoodgroup.com)  - investment
                                          ---------------------
advisory and management services;

      WESTWOOD TRUST  (www.westwoodgroup.com)  - investment management,  trust
                       ---------------------
and custody services;

      FIRST SAVINGS BANK (www.firstsb.com) and its online division, MYBANKUSA.COM (www.mybankusa.com) - a thrift institution offering full-service, traditional banking as well as online banking via the Internet;

      SW CAPITAL CORPORATION (www.logic.org) - administers LOGIC, a triple A-rated liquid asset portfolio for units of local government in Texas;

      SWS TECHNOLOGIES CORPORATION (www.swstechnologies.com) - professional technology services and solutions for businesses.


      This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any forward-looking statements, including those regarding intent, belief or current expectations of the company or its management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, general economic conditions and competitive pressures in the markets in which the company operates, regulatory changes, one-time events and other risks detailed from time to time in the company's Securities and Exchange Commission filings.

                                  # # # # #

Contacts:

Jim Bowman                                      Guy A. Gibson
Vice President - Corporate Communications             President/CEO
Southwest Securities Group, Inc.                      Matrix Bancorp, Inc.
(214) 859-9335                                  (303) 595-9898
jbowman@swst.com                                ggibson@matrixbancorp.com
----------------                                -------------------------


                                   *******

      The Press Release set forth above may be deemed to be an offering and solicitation material with respect to the proposed transaction between Southwest Securities Group, Inc. and Matrix Bancorp, Inc. This Press Release does not constitute an offer of any securities for sale or a solicitation of any proxy. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the Securities and Exchange Commission (SEC).

      INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE BUSINESS COMBINATION TRANSACTION REFERENCED IN THE FOREGOING INFORMATION, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The joint proxy statement/prospectus will be filed with the SEC by Matrix Bancorp, Inc. and Southwest Securities Group, Inc. Investors and security holders may obtain a free copy of such filing (when it becomes available) and other documents filed by Matrix Bancorp, Inc. and Southwest Securities Group, Inc. with the SEC at the SEC's website at www.sec.gov or from the companies.

      Matrix Bancorp, Inc. and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Matrix Bancorp, Inc.'s stockholders with respect to the transaction described in the press release. Information about the directors and executive officers of the Company has been filed with the SEC. These documents are available free of charge at the SEC's website at www.sec.gov and from the Company at the following address:

                              Matrix Bancorp, Inc.
                            Attn: Investor Relations
                             Lawrence Street Center
                        1380 Lawrence Street - Suite 1400
                                Denver, CO 80204